UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2022
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	000-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with a redesign of the organizational structure at Starbucks Corporation (the “Company” or “Starbucks”), the chief operating officer role is being eliminated, effective as of October 1, 2022, and John Culver will be departing from the role of group president, North America and chief operating officer on such date. Mr. Culver will serve in an advisory capacity to Starbucks through January 1, 2023.

In connection with the elimination of Mr. Culver’s current position, the Company will enter into a Separation Agreement and Release with Mr. Culver (the “Separation Agreement”). The terms of the Separation Agreement will provide (1) that Mr. Culver’s employment with Starbucks will terminate on January 1, 2023 (the “Separation Date”) and (2) from October 1, 2022 through the Separation Date, Mr. Culver will remain employed as an advisor in a non-executive capacity at his current base salary.

The Separation Agreement will provide that Mr. Culver receive: (1) $3,750,000 in severance (an amount equal to 1.5 times the sum of Mr. Culver’s annual base salary plus target annual cash bonus as in effect immediately prior to Mr. Culver’s termination date); (2) his unvested time-based restricted stock units, which will vest according to the original vesting schedule as provided for in his award agreements; (3) his unvested performance-based restricted stock units will be paid out based on actual performance as determined at the conclusion of the relevant performance period as provided for in his award agreements; (4) his outstanding vested stock option awards will remain exercisable for the lesser of 36 months from the date of termination or 10 years from the original grant date as provided for in his award agreements; and (5) an amount equivalent to the cost of eighteen months of COBRA continuation coverage. Under the terms of the Separation Agreement, Mr. Culver will also be provided with executive outplacement services.

The payments and benefits to Mr. Culver under the Separation Agreement will be subject to his executing and not revoking a reaffirmation of a release of claims and other commitments and obligations. The Separation Agreement will expressly reaffirm the duties and responsibilities of Mr. Culver under the Confidentiality, Non-Solicitation, Non-Competition and Inventions Agreement that he signed as a condition of his employment, except as specifically amended in the Separation Agreement.

Item 7.01.     Regulation FD Disclosure.

On August 18, 2022, the Company sent a letter to partners (employees) from Mr. Culver, a copy of which is attached as Exhibit 99.1 and incorporated by reference into Item 7.01 of this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 (and the related information in Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter to Partners (Employees)
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated:	August 18, 2022
		By:	/s/ Zabrina Jenkins
Zabrina Jenkins
acting executive vice president, general counsel